EXHIBIT 99.1

Republic Services, Inc. Reports
Second Quarter 2026 Results

●	Reported Earnings Per Share of $1.84 and Adjusted Earnings Per Share of $1.85
●	Generated Year-to-Date Cash Flow from Operations of $2.38 Billion and Adjusted Free Cash Flow of $1.58 Billion
●	Invested Approximately $860 Million in Value-Creating Acquisitions During the First-Half of 2026
●	Increased Full-Year 2026 Financial Guidance
●	Increased Quarterly Dividend by Approximately 7 Percent

PHOENIX (August 6, 2026) – Republic Services, Inc. (NYSE: RSG) today reported net income of $566 million, or $1.84 per diluted share, for the three months ended June 30, 2026, versus $550 million, or $1.75 per diluted share, for the comparable 2025 period. Excluding certain expenses and other items, on an adjusted basis, net income for the three months ended June 30, 2026, was $569 million, or $1.85 per diluted share, versus $556 million, or $1.77 per diluted share, for the comparable 2025 period.

“Our second quarter results reflect the strength and resilience of our business model, as we continue to execute our strategy and deliver differentiated value for our customers,” said Jon Vander Ark, president and chief executive officer. “Pricing in excess of cost inflation and our disciplined cost management supported accelerated growth in revenue and EBITDA. Given our strong operating performance and momentum across the business, we are increasing our full-year financial guidance.”

Second-Quarter and Year-to-Date 2026 Highlights:

•Total revenue growth of 4.6 percent includes 3.7 percent organic growth from our recycling and waste business, 0.2 percent decline from our environmental solutions business, and 1.1 percent growth from acquisitions.

•Core price on total revenue increased revenue by 5.3 percent. Core price on related business revenue increased revenue by 6.4 percent, which consisted of 7.8 percent in the open market and 4.1 percent in the restricted portion of the business.

•Revenue growth from average yield on total revenue was 3.4 percent, and volume decreased revenue by 1.6 percent. Revenue growth from average yield on related business revenue was 4.0 percent, and volume decreased related business revenue by 1.9 percent.

•Net income was $566 million, or a margin of 12.8 percent.

•EPS was $1.84 per share, an increase of 5.1 percent over the prior year.

•Adjusted EPS, a non-GAAP measure, was $1.85 per share, an increase of 4.5 percent over the prior year.

•Adjusted EBITDA, a non-GAAP measure, was $1.42 billion. Adjusted EBITDA margin, a non-GAAP measure, was 32.1 percent of revenue, which remained consistent with the prior year. The Company overcame 50 basis points of margin headwind from event driven landfill volumes received in the prior year.

•Year-to-date cash invested in acquisitions was $860 million.

•Year-to-date cash returned to shareholders was $1.04 billion, which included $651 million of share repurchases and $385 million of dividends paid.

•The Company's average recycled commodity price per ton sold at its recycling centers during the second quarter was $136. This represents a decrease of $13 per ton over the prior year.

•The Company completed and commenced operations on two renewable natural gas projects during the quarter.

•Republic was recognized by several leading organizations during the quarter, including:
◦Dow Jones Best-in-Class Indices for the 10th consecutive year
◦Forbes list of America’s Best Employers for Company Culture

Updated Full-Year 2026 Financial Guidance
Republic's financial guidance is based on current economic conditions and does not assume any significant changes in the overall economy for the remainder of 2026. Please refer to the Reconciliation of Full-Year 2026 Financial Guidance section of this document for detail relating to the computation of non-GAAP measures as well as the Information Regarding Forward-Looking Statements section of this document.

The Company provided additional details as follows:

•Revenue: Increased original guidance to a range of $17.200 billion to $17.300 billion

•Adjusted EBITDA: Increased original guidance to a range of $5.525 billion to $5.550 billion

•Adjusted Diluted Earnings per Share: Updated original guidance to a range of $7.23 to $7.28 per share

•Adjusted Free Cash Flow: Increased original guidance to a range of $2.540 billion to $2.575 billion

Company Increases Quarterly Dividend

Republic continues to increase cash returns to shareholders, and previously announced that its Board of Directors approved a 4.5-cent increase in the quarterly dividend. The quarterly dividend of $0.670 per share for shareholders of record on October 2, 2026, will be paid on October 15, 2026.

Presentation of Certain Performance Metrics and Non-GAAP Measures

Adjusted diluted earnings per share, adjusted net income - Republic, adjusted pre-tax income, adjusted tax impact, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA by business type, adjusted EBITDA margin by business type and adjusted free cash flow are described in the Performance Metrics and Reconciliations of Certain Non-GAAP Measures section of this document.

About Republic Services

Republic Services, Inc. is a leader in the environmental services industry. Through its subsidiaries, the Company provides customers with the most complete set of products and services, including recycling, solid waste, special waste, hazardous waste and field services. Republic’s industry-leading commitments to advance circularity and support decarbonization are helping deliver on its vision to partner with customers to create a more sustainable world. For more information, please visit RepublicServices.com.

For more information, contact:
Media Inquiries	Investor Inquiries
Roman Blahoski (480) 718-0328	John Weeks (480) 718-0309
media@RepublicServices.com	investor@RepublicServices.com

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
AND OPERATING DATA

REPUBLIC SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$107	$76
Accounts receivable, less allowance for doubtful accounts and other of $59 and $66, respectively	2,029	1,897
Prepaid expenses and other current assets	427	550
Total current assets	2,563	2,523
Restricted cash and marketable securities	285	259
Property and equipment, net	12,916	12,639
Goodwill	17,186	16,715
Other intangible assets, net	707	655
Other assets	1,502	1,575
Total assets	$35,159	$34,366
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,440	$1,374
Notes payable and current maturities of long-term debt	548	596
Deferred revenue	480	496
Accrued landfill and environmental costs, current portion	156	148
Accrued interest	114	109
Other accrued liabilities	1,242	1,205
Total current liabilities	3,980	3,928
Long-term debt, net of current maturities	13,521	12,985
Accrued landfill and environmental costs, net of current portion	2,642	2,608
Deferred income taxes and other long-term tax liabilities, net	1,963	1,884
Insurance reserves, net of current portion	457	436
Other long-term liabilities	563	556
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 50 shares authorized; none issued	—	—
Common stock, par value $0.01 per share; 750 shares authorized; 314 and 313 issued including shares held in treasury, respectively	3	3
Additional paid-in capital	1,872	1,833
Retained earnings	11,867	11,161
Treasury stock, at cost; 8 and 5 shares, respectively	(1,677)	(1,000)
Accumulated other comprehensive loss, net of tax	(33)	(29)
Total Republic Services, Inc. stockholders' equity	12,032	11,968
Non-controlling interests in consolidated subsidiary	1	1
Total stockholders' equity	12,033	11,969
Total liabilities and stockholders' equity	$35,159	$34,366

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$4,430	$4,235	$8,544	$8,244
Expenses:
Cost of operations	2,563	2,449	4,929	4,763
Depreciation, depletion and amortization	488	463	949	897
Accretion	30	28	60	57
Selling, general and administrative	444	425	870	852
Restructuring charges	4	6	6	9
(Gain) loss on business divestitures and impairments, net	—	3	(1)	1
Operating income	901	861	1,731	1,665
Interest expense	(151)	(145)	(302)	(285)
Loss from unconsolidated equity method investments	(58)	(2)	(110)	(14)
Interest income	2	2	5	4
Other income, net	5	4	31	15
Income before income taxes	699	720	1,355	1,385
Provision for income taxes	133	170	263	340
Net income	566	550	1,092	1,045
Net income attributable to non-controlling interests in consolidated subsidiary	—	—	—	—
Net income attributable to Republic Services, Inc.	$566	$550	$1,092	$1,045
Basic earnings per share attributable to Republic Services, Inc. stockholders:
Basic earnings per share	$1.84	$1.76	$3.54	$3.34
Weighted average common shares outstanding	307.5	313.1	308.3	313.0
Diluted earnings per share attributable to Republic Services, Inc. stockholders:
Diluted earnings per share	$1.84	$1.75	$3.54	$3.33
Weighted average common and common equivalent shares outstanding	307.6	313.4	308.5	313.3
Cash dividends per common share	$0.625	$0.580	$1.250	$1.160

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
	Six Months Ended June 30,
	2026	2025
Cash provided by operating activities:
Net income	$1,092	$1,045
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion, amortization and accretion	1,009	954
Non-cash interest expense	40	37
Deferred tax provision (benefit)	61	(8)
Loss from unconsolidated equity method investments	110	14
Other non-cash items	51	37
Change in assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(147)	(51)
Prepaid expenses and other assets	41	21
Accounts payable	123	(13)
Capping, closure and post-closure expenditures	(27)	(21)
Remediation expenditures	(26)	(19)
Other liabilities	53	138
Cash provided by operating activities	2,380	2,134
Cash used in investing activities:
Purchases of property and equipment	(868)	(866)
Proceeds from sales of property and equipment	7	8
Cash used in acquisitions and investments, net of cash and restricted cash acquired	(865)	(963)
Cash received from business divestitures	2	7
Other	(3)	(1)
Cash used in investing activities	(1,727)	(1,815)
Cash used in financing activities:
Proceeds from credit facilities and notes payable, net of fees	25,683	20,025
Proceeds from issuance of senior notes, net of discount and fees	1,185	1,183
Payments of credit facilities and notes payable	(26,394)	(21,030)
Issuances of common stock, net	(8)	(14)
Purchases of common stock for treasury	(659)	(59)
Cash dividends paid	(385)	(362)
Contingent consideration payments	(17)	(3)
Cash used in financing activities	(595)	(260)
Effect of foreign exchange rate changes on cash	(1)	1
Increase in cash, cash equivalents, restricted cash and restricted cash equivalents	57	60
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	249	203
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$306	$263

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2025. All amounts below are in millions and as a percentage of our revenue, except per share data.
REVENUE
The following table reflects our total revenue by line of business for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Collection:
Residential	$767	17.3%	$752	17.8%	$1,515	17.7%	$1,496	18.1%
Small-container	1,369	30.9	1,259	29.7	2,675	31.3	2,502	30.3
Large-container	839	19.0	794	18.7	1,607	18.8	1,532	18.6
Other	18	0.4	17	0.4	35	0.4	35	0.4
Total collection	2,993	67.6	2,822	66.6	5,832	68.2	5,565	67.4
Transfer	495		479		935		903
Less: intercompany	(264)		(258)		(503)		(494)
Transfer, net	231	5.2	221	5.2	432	5.1	409	5.0
Landfill	858		854		1,622		1,577
Less: intercompany	(341)		(338)		(652)		(640)
Landfill, net	517	11.7	516	12.2	970	11.4	937	11.4
Environmental solutions	473		478		891		944
Less: intercompany	(15)		(16)		(28)		(33)
Environmental solutions, net	458	10.3	462	10.9	863	10.1	911	11.1
Other:
Recycling processing and commodity sales	122	2.7	114	2.7	234	2.7	222	2.7
Other non-core	109	2.5	100	2.4	213	2.5	200	2.4
Total other	231	5.2	214	5.1	447	5.2	422	5.1
Total revenue	$4,430	100.0%	$4,235	100.0%	$8,544	100.0%	$8,244	100.0%
The following table reflects changes in components of our revenue, as a percentage of total revenue, for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Average yield	3.4%	4.1%	3.4%	4.3%
Fuel recovery fees	1.8	(0.3)	1.0	(0.4)
Total price	5.2	3.8	4.4	3.9
Volume	(1.6)	0.2	(1.2)	(0.5)
Change in workdays	—	—	—	(0.2)
Recycling processing and commodity sales	0.1	—	—	0.1
Environmental solutions	(0.2)	(0.9)	(0.7)	(0.3)
Total internal growth	3.5	3.1	2.5	3.0
Acquisitions / divestitures, net	1.1	1.5	1.1	1.2
Total	4.6%	4.6%	3.6%	4.2%

Core price	5.3%	5.7%	5.5%	5.9%

Average yield is defined as revenue growth from the change in average price per unit of service, expressed as a percentage. Core price is defined as price increases to our customers and fees, excluding fuel recovery fees, net of price decreases to retain customers. We also measure changes in core price, average yield and volume as a percentage of related-business revenue, defined as total revenue excluding recycled commodities, fuel recovery fees and environmental solutions revenue, to determine the effectiveness of our pricing and organic growth strategies. The following table reflects core price, average yield and volume as a percentage of related-business revenue for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	As a % of Related Business		As a % of Related Business
Core price	6.4%	7.0%	6.6%	7.2%
Average yield	4.0%	5.0%	4.1%	5.2%
Volume	(1.9)%	0.2%	(1.5)%	(0.6)%
The following table reflects changes in average yield and volume, as a percentage of related business revenue by line of business, for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
	Yield	Volume	Yield	Volume	Yield	Volume	Yield	Volume
Collection:
Residential	4.4%	(4.3)%	5.1%	(3.2)%	4.5%	(4.7)%	5.3%	(3.1)%
Small-container	5.0%	(0.2)%	6.0%	(0.9)%	4.8%	(0.3)%	6.1%	(1.1)%
Large-container	3.8%	(2.2)%	5.5%	(3.4)%	4.2%	(2.4)%	5.6%	(3.3)%
Landfill:
Municipal solid waste	5.6%	1.1%	5.5%	(2.1)%	5.3%	1.2%	6.1%	(2.8)%
Construction and demolition waste	3.3%	(37.4)%	3.9%	47.3%	4.0%	(29.9)%	4.0%	30.9%
Special waste	—%	(0.3)%	—%	22.4%	—%	4.3%	—%	14.5%
COST OF OPERATIONS
The following table summarizes the major components of our cost of operations for the three and six months ended June 30, 2026 and 2025 (in millions of dollars and as a percentage of revenue):

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Labor and related benefits	$864	19.5%	$844	19.9%	$1,695	19.8%	$1,662	20.2%
Transfer and disposal costs	285	6.4	279	6.6	542	6.3	533	6.5
Maintenance and repairs	381	8.6	379	9.0	742	8.7	738	8.9
Transportation and subcontract costs	333	7.5	302	7.1	626	7.3	594	7.2
Fuel	171	3.9	116	2.7	295	3.5	230	2.8
Disposal fees and taxes	95	2.2	96	2.3	179	2.1	179	2.2
Landfill operating costs	107	2.4	104	2.5	199	2.3	193	2.3
Risk management	102	2.3	109	2.6	206	2.4	213	2.6
Other	225	5.1	220	5.2	445	5.3	421	5.1
Total cost of operations	$2,563	57.9%	$2,449	57.9%	$4,929	57.7%	$4,763	57.8%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our cost of operations by cost component to that of other companies and of ours for prior periods.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
The following table summarizes our selling, general and administrative expenses for the three and six months ended June 30, 2026 and 2025 (in millions of dollars and as a percentage of revenue):

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Salaries and related benefits	$292	6.6%	$280	6.6%	$593	7.0%	$573	6.9%
Provision for doubtful accounts	15	0.3	8	0.2	27	0.3	18	0.2
Other	137	3.1	137	3.2	250	2.9	261	3.2
Total selling, general and administrative expenses	$444	10.0%	$425	10.0%	$870	10.2%	$852	10.3%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our selling, general and administrative expenses by cost component to those of other companies and of ours for prior periods.
PERFORMANCE METRICS AND RECONCILIATIONS OF CERTAIN NON-GAAP MEASURES
The following tables calculate EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA and adjusted EBITDA margin by business type, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, adjusted diluted earnings per share, and adjusted free cash flow, which are not measures determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), for the three and six months ended June 30, 2026 and 2025. Our definitions of the foregoing non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.
Adjusted EBITDA and Adjusted EBITDA Margin
The following table calculates adjusted EBITDA and adjusted EBITDA margin for the three and six months ended June 30, 2026 and 2025 (in millions of dollars and as a percentage of revenue):

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Net income attributable to Republic Services, Inc. and net income margin	$566	12.8%	$550	13.0%	$1,092	12.8%	$1,045	12.7%
Provision for income taxes	133		170		263		340
Other income, net	(5)		(4)		(31)		(15)
Interest income	(2)		(2)		(5)		(4)
Interest expense	151		145		302		285
Depreciation, depletion and amortization	488		463		949		897
Accretion	30		28		60		57
EBITDA and EBITDA margin	$1,361	30.7%	$1,350	31.9%	$2,630	30.8%	$2,605	31.6%
Loss from unconsolidated equity method investments	58		2		110		14
Restructuring charges	4		6		6		9
(Gain) loss on business divestitures and impairments, net	—		3		(1)		1
Total adjustments	62		11		115		24
Adjusted EBITDA and adjusted EBITDA margin	$1,423	32.1%	$1,361	32.1%	$2,745	32.1%	$2,629	31.9%

Adjusted EBITDA and Adjusted EBITDA Margin by Business Type
The following table summarizes revenue, adjusted EBITDA and adjusted EBITDA margin by business type for the three and six months ended June 30, 2026 and 2025 (in millions of dollars and adjusted EBITDA margin as a percentage of revenue):

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
	Recycling & Waste	Environmental Solutions(b)	Total	Recycling & Waste	Environmental Solutions(b)	Total
Revenue	$3,972	$458	$4,430	$3,773	$462	$4,235
Adjusted EBITDA(a)	$1,330	$93	$1,423	$1,248	$113	$1,361
Adjusted EBITDA Margin	33.5%	20.2%	32.1%	33.1%	24.4%	32.1%

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
	Recycling & Waste	Environmental Solutions(b)	Total	Recycling & Waste	Environmental Solutions	Total
Revenue	$7,681	$863	$8,544	$7,333	$911	$8,244
Adjusted EBITDA(a)	$2,574	$171	$2,745	$2,423	$206	$2,629
Adjusted EBITDA Margin	33.5%	19.7%	32.1%	33.0%	22.6%	31.9%
(a) Certain corporate expenses, including selling, general and administrative expenses, and National Accounts revenue are allocated to the two business types.
(b) Adjusted EBITDA Margin does not calculate due to rounding.
The amounts shown for Recycling & Waste represent the sum of our Group 1 and Group 2 reportable segments, and Environmental Solutions represents our Group 3 reportable segment.
Adjusted Diluted Earnings Per Share
The following table calculates adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share for the three and six months ended June 30, 2026 and 2025 (in millions of dollars except per share data):

	Three Months Ended June 30, 2026				Three Months Ended June 30, 2025
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(1)	Republic	Share	Income	Impact(1)	Republic	Share
As reported	$699	$133	$566	$1.84	$720	$170	$550	$1.75
Restructuring charges	4	1	3	0.01	6	2	4	0.01
Loss on business divestitures and impairments, net	—	—	—	—	3	1	2	0.01
Total adjustments	4	1	3	0.01	9	3	6	0.02
As adjusted	$703	$134	$569	$1.85	$729	$173	$556	$1.77

	Six Months Ended June 30, 2026				Six Months Ended June 30, 2025
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(1)	Republic	Share	Income	Impact(1)	Republic	Share
As reported	$1,355	$263	$1,092	$3.54	$1,385	$340	$1,045	$3.33
Restructuring charges	6	2	4	0.01	9	2	7	0.03
(Gain) loss on business divestitures and impairments, net(2)	(1)	—	(1)	—	1	—	1	—
Total adjustments	5	2	3	0.01	10	2	8	0.03
As adjusted	$1,360	$265	$1,095	$3.55	$1,395	$342	$1,053	$3.36
(1) The income tax effect related to our adjustments includes both current and deferred income tax impact and is individually calculated based on the statutory rates applicable to each adjustment.
(2) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the six months ended June 30, 2026 and 2025.

We believe that presenting EBITDA and EBITDA margin is useful to investors because they provide important information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA and EBITDA margin demonstrate our ability to execute our financial strategy, which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade credit ratings and minimizing debt, paying cash dividends, repurchasing our common stock, and maintaining and improving our market position through business optimization. Although depreciation, depletion, amortization and accretion are considered operating costs in accordance with U.S. GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years.
We believe that presenting adjusted EBITDA and adjusted EBITDA margin, adjusted EBITDA margin by business type, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share provide an understanding of operational activities before the financial impact of certain items. We use these measures, and believe investors will find them helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.
Restructuring charges. During the three and six months ended June 30, 2026, we incurred restructuring charges of $4 million and $6 million, respectively, and during the three and six months ended June 30, 2025, we incurred restructuring charges of $6 million and $9 million, respectively. The charges in these periods related primarily to the design and implementation of our new accounts receivable system.
(Gain) loss on business divestitures and impairments, net. During the six months ended June 30, 2026, we recorded a net gain on business divestitures and impairments of $1 million. During the three and six months ended June 30, 2025, we recorded a loss on business divestitures and impairments of $3 million and $1 million, respectively.
Adjusted Free Cash Flow
The following table calculates our adjusted free cash flow, which is not a measure determined in accordance with U.S. GAAP, for the six months ended June 30, 2026 and 2025 (in millions of dollars):

	Six Months Ended June 30,
	2026	2025
Cash provided by operating activities	$2,380	$2,134
Property and equipment received	(809)	(727)
Proceeds from sales of property and equipment	7	8
Restructuring payments, net of tax	5	5
Adjusted free cash flow	$1,583	$1,420
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures or recoveries. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments.
Purchases of property and equipment as reflected on our consolidated statements of cash flows represent amounts paid during the period for such expenditures. A reconciliation of property and equipment expenditures reflected on our consolidated statements of cash flows to property and equipment received during the period follows for the six months ended June 30, 2026 and 2025 (in millions of dollars):

	Six Months Ended June 30,
	2026	2025
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$868	$866
Adjustments for property and equipment received in a different period	(59)	(139)
Property and equipment received during the period	$809	$727
The adjustments noted above do not affect our net change in cash, cash equivalents, restricted cash and restricted cash equivalents as reflected in our consolidated statements of cash flows.

ACCOUNTS RECEIVABLE
As of June 30, 2026 and December 31, 2025, accounts receivable were $2,029 million and $1,897 million, net of allowance for doubtful accounts of $59 million and $66 million, respectively, resulting in days sales outstanding of 41.7, or 31.8 days net of deferred revenue, compared to 41.8, or 30.8 days net of deferred revenue, respectively.
CASH DIVIDENDS
In April 2026, we paid a cash dividend of $192 million to shareholders of record as of April 2, 2026. As of June 30, 2026, we recorded a quarterly dividend payable of $191 million to shareholders of record at the close of business on July 2, 2026, which was paid on July 15, 2026.
SHARE REPURCHASE PROGRAM
During the three months ended June 30, 2026, we repurchased 1.6 million shares of our common stock for $337 million at a weighted average cost per share of $206.70. As of June 30, 2026, the remaining authorized purchase capacity under our October 2023 repurchase program was approximately $1.0 billion.
RECONCILIATION OF FULL-YEAR 2026 FINANCIAL GUIDANCE
Adjusted EBITDA
The following is a summary of our anticipated adjusted EBITDA, which is not a measure determined in accordance with U.S. GAAP, for the year ending December 31, 2026 (in millions of dollars):

(Anticipated) Year Ending December 31, 2026
Net income attributable to Republic Services, Inc.	$ 2,210 - 2,220
Provision for income taxes	530 - 535
Other income, net	(30)
Interest expense, net	605
Depreciation, depletion, amortization and accretion	2,000 - 2,010
Loss from unconsolidated equity method investments	190
Restructuring charges	20
Adjusted EBITDA	$ 5,525 - 5,550
We believe that presenting adjusted EBITDA provides an understanding of operational activities before the financial impact of certain items. We use this measure, and believe investors will find it helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Our definition of adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.
Adjusted Diluted Earnings per Share
The following is a summary of anticipated adjusted diluted earnings per share, which is not a measure determined in accordance with U.S. GAAP, for the year ending December 31, 2026:

(Anticipated) Year Ending December 31, 2026
Diluted earnings per share	$ 7.18 - 7.23
Restructuring charges	0.05
Adjusted diluted earnings per share	$ 7.23 - 7.28
We believe that presenting adjusted diluted earnings per share provides an understanding of operational activities before the financial impact of certain items. We use this measure, and believe investors will find it helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Our definition of adjusted diluted earnings per share may not be comparable to similarly titled measures presented by other companies.
Adjusted Free Cash Flow
Our anticipated adjusted free cash flow, which is not a measure determined in accordance with U.S. GAAP, for the year ending December 31, 2026, is calculated as follows (in millions of dollars):

(Anticipated) Year Ending December 31, 2026
Cash provided by operating activities	$ 4,485 - 4,560
Property and equipment received	(1,970) - (2,010)
Proceeds from sales of property and equipment	10
Restructuring payments, net of tax	15
Adjusted free cash flow	$ 2,540 - 2,575
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures or recoveries. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments. Our definition of adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.
Our financial guidance is based on current economic conditions and does not assume any significant changes in the overall economy for the remainder of 2026.
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include information about our plans, strategies, and expectations of future financial performance and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such expectations may not prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are the impacts of the overall global economy and changing interest rates, impacts from international trade restrictions and tariffs, our ability to effectively integrate and manage companies we acquire, and to realize the anticipated benefits of any such acquisitions, the impact of prolonged work stoppages or other labor disruptions, the amount of the financial contribution of our sustainability initiatives, acts of war, riots or terrorism, and the impact of these acts on economic, financial and social conditions in the United States and Canada, as well as our dependence on large, long-term collection, transfer and disposal contracts. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025, particularly under Part I, Item 1A – Risk Factors. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.